EXHIBIT 23.01

                                SCANA CORPORATION




INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-49333 on Form S-8, Registration Statements No. 333-18973, 333-37398 and 333-87281 on Forms S-8 and Registration Statements No. 333-86803, 333-90073 and No. 333-49960 on Forms S-3 of our report dated February 7, 2001 (February 16, 2001 as to Note 15) appearing in this Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 2000.





s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
May 2, 2001